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                                                                  EXHIBIT 23(IX)

                           CONSENT OF A PERSON NAMED
                         AS ABOUT TO BECOME A DIRECTOR

    I hereby consent to my being named in the Registration Statement on Form S-4 of Thomas & Betts Corporation (the "Company") as a person who will be proposed to become a director of the Company upon consummation of the transactions described therein.

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
                      /s/ THOMAS C. MCDERMOTT
                      ------------------------------------------------
November 7, 1996      Thomas C. McDermott
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